Exhibit 5.1

May 30, 2008

AbitibiBowater Inc.

1155 Metcalfe Street, Suite 800

Montreal, Quebec H3B 5H2

Re:	Registration Statement on Form S-3 of AbitibiBowater Inc.

Ladies and Gentlemen:

We have acted as counsel to AbitibiBowater Inc., a Delaware corporation, (the “Company”) in connection with the preparation of the above-referenced registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The prospectus contained in the Registration Statement (the “Prospectus”) relates to the resale by certain selling securityholders of up to 35,000,000 shares of the Company’s common stock, $1.00 par value per share (the “Conversion Shares”), issuable upon conversion of the $350,000,000 outstanding aggregate principal amount of the Company’s 8.0% Convertible Notes due 2013 (the “Notes”) and up to 2,000,000 shares of common stock the Company that may become issuable to the selling securityholders as the result of the issuance by the Company of additional Notes as payment-in-kind interest on the Notes (collectively with the Conversion Shares, the “Shares”). The Notes were issued under the indenture dated as of April 1, 2008 between the Company, Bowater Incorporated, as Guarantor, and The Bank of New York Trust Company, N.A., as Trustee (the “Indenture”).

This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the “Interpretive Standards”) which Interpretive Standards (whether or not expressly set forth herein) are incorporated in this opinion by this reference.

In connection with this opinion, we have examined the Registration Statement, including the related Prospectus, and the Indenture. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied, without independent investigation, upon statements and representations of officers and representatives of the Company and of public officials.

In rendering the opinions set forth below, we have assumed the genuineness of all

ATLANTA   •   HONG KONG   •   LONDON   •   NEW YORK   •   NEWARK   •   NORFOLK   •   RALEIGH

RICHMOND   •   SHANGHAI   •   TYSONS CORNER   •   VIRGINIA BEACH   •   WASHINGTON, D.C.

May 30, 2008

signatures, the legal capacity of natural persons, the due authorization of all documents and agreements by all parties thereto other than the Company, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. Further, we have assumed that the Indenture is the valid and legally binding obligation of the Trustee and that the Notes have been validly issued by the Company and have been duly authenticated by the Trustee.

Based upon the foregoing, and subject to the qualifications, limitations, exceptions and assumptions stated herein, we are of the opinion that the Shares into which the Notes are convertible have been duly authorized and reserved for issuance upon conversion of the Notes and, when issued in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Georgia and the General Corporation Law of the State of Delaware; however, we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities laws of any state (including, without limitation, Georgia), municipal law or the laws of any local agencies within any state (including, without limitation, Georgia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Sanders LLP